Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-221324 and 333-221324-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these notes and we are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated July 8, 2019

PRICING SUPPLEMENT No. 117 dated July   , 2019

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated May 18, 2018

and Prospectus dated April 5, 2019)

Wells Fargo Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index Linked Notes
Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
■	Linked to the EURO STOXX 50® Index
■	Potential for a positive return at maturity based on the percentage increase, if any, in the level of the Index from the starting level to the average ending level. The maturity payment amount will reflect the following terms:
■ If the average ending level is greater than the starting level, you will receive at maturity the original offering price plus a positive return equal to 105% to 115% (to be determined on the pricing date) of the percentage increase from the starting level to the average ending level
■ If the average ending level is less than or equal to the starting level, you will receive at maturity the original offering price, but you will not receive any positive return on your investment
■	Average ending level of the Index based on the average of closing levels of the Index on specified dates occurring quarterly during the term of the notes
■	Repayment of principal at maturity regardless of Index performance (subject to issuer credit risk)
■	All payments on the notes are subject to credit risk, and you will have no ability to pursue any securities included in the Index for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the notes is approximately $962.72 per note. While the estimated value of the notes on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the notes on the pricing date be less than $942.72 per note. The estimated value of the notes was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the notes from you at any time after issuance. See “Estimated Value of the Notes” in this pricing supplement.

The notes have complex features and investing in the notes involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-9.

The notes are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The notes are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Note	$1,000.00	$20.75	$979.25
Total

(1)  Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the notes and is acting as principal. See “Terms of the Notes—Agent” and “Estimated Value of the Notes” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Terms of the Notes

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measure:	EURO STOXX 50® Index (the “Index”).
Pricing Date:	July 31, 2019.*
Issue Date:	August 7, 2019.* (T+5)
Original Offering Price:	$1,000 per note. References in this pricing supplement to a “note” are to a note with a principal amount of $1,000.
Maturity Payment Amount:

On the stated maturity date, you will be entitled to receive a cash payment per note in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per note will equal:

•

if the average ending level is greater than the starting level: $1,000 plus

• if the average ending level is less than or equal to the starting level: $1,000
All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.
Stated Maturity Date:	February 6, 2023*. If the final calculation day is postponed, the stated maturity date will be the later of (i) February 6, 2023* and (ii) three business days after the final calculation day as postponed. See “—Calculation Days” and “Additional Terms of the Notes—Market Disruption Events” for information about the circumstances that may result in a postponement of a calculation day. If the stated maturity date is not a business day, the payment required to be made on the notes on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The notes are not subject to redemption by Wells Fargo Finance LLC or repayment at the option of any holder of the notes prior to the stated maturity date.
Starting Level:	, the closing level of the Index on the pricing date.
Closing Level:	The “closing level” of the Index on any trading day means the official closing level of the Index reported by the index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Notes—Market Disruption Events,” “—Adjustments to the Index” and “—Discontinuance of the Index.”
Average Ending Level:	The “average ending level” will be the arithmetic average of the closing level of the Index on the calculation days.
Participation Rate:	The “participation rate” will be within the range of 105% to 115% (to be determined on the pricing date).

PRS-2

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Calculation Days:	Quarterly, on the 30th day of each January, April, July and October, commencing October 2019 and ending October 2022, and the final calculation day. If any such day is not a trading day, that calculation day will be postponed to the next succeeding trading day. A calculation day is also subject to postponement due to the occurrence of a market disruption event. See “Additional Terms of the Notes—Market Disruption Events.” We refer to January 30, 2023* as the “final calculation day.”
Calculation Agent:	Wells Fargo Securities, LLC
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the notes to other securities dealers at the original offering price of the notes less a concession not in excess of $20.00 per note. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per note of the agent’s discount to WFA as a distribution expense fee for each note sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the notes. If any dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the notes to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001H6S5
________________________
*	To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the notes remains the same.

PRS-3

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Additional Information about the Issuer, the Guarantor and the Notes

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated May 18, 2018 and the prospectus dated April 5, 2019 for additional information about the notes. When you read the accompanying market measure supplement and prospectus supplement, please note that all references in such supplements to the prospectus dated April 27, 2018, or to any sections therein, should refer instead to the accompanying prospectus dated April 5, 2019 or to the corresponding sections of such prospectus, as applicable. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167593/d523952d424b2.htm

•	Prospectus dated April 5, 2019:

https://www.sec.gov/Archives/edgar/data/72971/000138713119002551/wfc-424b2_040519.htm

PRS-4

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Estimated Value of the Notes

The original offering price of each note of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the notes as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the notes based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the notes.

If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed rate we use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher. The estimated value of the notes as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the notes set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the notes by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the notes, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the notes (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the notes. This rate is used for purposes of determining the estimated value of the notes since we expect secondary market prices, if any, for the notes that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the notes based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the notes, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the notes determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the notes after issuance

The estimated value of the notes is not an indication of the price, if any, at which WFS or any other person may be willing to buy the notes from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the notes due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the notes is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over

PRS-5

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

this 4-month period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement.

If WFS or any of its affiliates makes a secondary market in the notes, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the notes are held and to commercial pricing vendors. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the notes from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the notes at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the notes. As a result, if you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the notes from investors, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop.

PRS-6

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Investor Considerations

We have designed the notes for investors who:

■	seek exposure to the average upside performance of the Index, without exposure to any decline in the Index, by:
□	participating 105% to 115% (to be determined on the pricing date) in the percentage increase, if any, in the level of the Index from the starting level to the average ending level, where the average ending level is based on the average of the closing levels of the Index on specified dates occurring quarterly during the term of the notes; and
□	providing for the repayment of the original offering price at maturity regardless of the performance of the Index;

■	understand that if the average ending level of the Index is not greater than the starting level, they will not receive any positive return on their investment in the notes;
■	are willing to forgo interest payments on the notes and dividends on the securities included in the Index; and
■	are willing to hold the notes until maturity.

The notes are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the notes to maturity;
■	seek certainty of receiving a positive return on their investment;
■	seek exposure to the upside performance of the Index as measured solely from the pricing date to a date near stated maturity;
■	are unwilling to purchase notes with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	seek current income;
■	are unwilling to accept the risk of exposure to the Eurozone equity market;
■	seek exposure to the Index but are unwilling to accept the risk/return trade-offs inherent in the maturity payment amount for the notes;
■	are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company to obtain exposure to the Index generally, or to the exposure to the Index that the notes provide specifically; or
■	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-7

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Determining Payment at Stated Maturity

On the stated maturity date, you will receive a cash payment per note (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Risk Factors

The notes have complex features and investing in the notes will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the notes may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

You May Not Receive Any Positive Return On The Notes.

Any amount you receive on the notes at stated maturity in excess of the original offering price will depend on the percentage increase, if any, in the average ending level of the Index relative to the starting level. Because the level of the Index will be subject to market fluctuations, the average ending level may be less than the starting level, in which case you will only receive the original offering price of your notes at stated maturity. Even if the average ending level is greater than the starting level, the amount you receive at stated maturity may only be slightly greater than the original offering price and your yield on the notes may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating with the same stated maturity date.

You Will Be Required To Recognize Taxable Income On The Notes Prior To Maturity.

If you are a U.S. holder of a note, you will be required to recognize taxable interest income in each year that you hold the note, even though you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize will be treated as ordinary interest income rather than capital gain. You should review the section of this pricing supplement entitled “United States Federal Tax Considerations.”

The Potential For A Positive Return On The Notes At Stated Maturity Is Based On The Average Performance Of The Index During The Term Of The Notes, Which May Be Less Favorable Than The Performance Of The Index As Measured From Its Starting Level To Its Level At Or Near Stated Maturity.

The potential for a positive return on the notes at stated maturity is based on the average ending level, which will be calculated by reference to an average of the levels of the Index on calculation days occurring quarterly over the term of the notes. The average ending level, as so calculated, may be less than the level of the Index at or near stated maturity. If the average ending level is less than the level of the Index at or near stated maturity, the average performance of the Index that is measured for purposes of the notes will be less favorable than the performance of the Index as measured from its starting level to its level at or near stated maturity, which we refer to as its “point-to-point” performance. As a result, the return on the notes may underperform the point-to-point performance of the Index and, therefore, may underperform the return that would have been achieved on a direct investment in the Index held over the term of the notes.

For example, if the level of the Index increases at a more or less steady rate over the term of the notes, the average ending level will be less than the level of the Index at or near stated maturity, and the average performance of the Index as measured for purposes of the notes will be less than its point-to-point performance. This underperformance will be especially significant if there is a significant increase in the level of the Index later in the term of the notes. In addition, because of the way the average ending level is calculated, it is possible that you will not receive any positive return on your investment at stated maturity even if the level of the Index at or near stated maturity is significantly greater than the starting level. One scenario in which this may occur is when the level of the Index declines early in the term of the notes and increases significantly later in the term of the notes. You should not invest in the notes unless you understand and are willing to accept the return characteristics associated with the averaging feature of the notes.

The Notes Are Subject To Credit Risk.

The notes are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the notes are subject to creditworthiness and you will have no ability to pursue any securities included in the Index for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the notes and, in the event we and the Guarantor were to default on the obligations under the notes and the guarantee, you may not receive any amounts owed to you under the terms of the notes.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities, including the notes, if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the notes should accordingly assume that in any such proceedings they would not have any priority

PRS-9

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Notes Have Limited Rights Of Acceleration.

Payment of principal on the notes may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the notes, you will have no right to accelerate the payment of principal on the notes if we fail in the performance of any of our obligations under the notes, other than the obligations to pay principal and interest on the notes. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Notes Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Convey, Transfer Or Lease All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the notes would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Notes Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Notes.

The notes will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the notes.

The Estimated Value Of The Notes On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the notes includes certain costs that are borne by you. Because of these costs, the estimated value of the notes on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the notes, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the notes include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the notes and (iii) hedging and other costs relating to the offering of the notes. Our funding considerations are reflected in the fact that we determine the economic terms of the notes based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Notes—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the notes were lower, or if the assumed rate we use to determine the economic terms of the notes were higher, the economic terms of the notes would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the notes was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Notes—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the notes may be higher, and perhaps materially higher, than the estimated value of the notes that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the notes.

The Estimated Value Of The Notes Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Notes From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the notes in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the notes as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the notes will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the notes to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the notes is likely to be less than the original offering price.

PRS-10

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

If WFS or any of its affiliates makes a secondary market in the notes at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the notes that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. If you hold the notes through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the notes on your brokerage account statement. If you hold your notes through an account at a broker-dealer other than WFS or any of its affiliates, the value of the notes on your brokerage account statement may be different than if you held your notes at WFS or any of its affiliates, as discussed above under “Estimated Value of the Notes—Valuation of the notes after issuance.”

The Value Of The Notes Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the notes prior to stated maturity will be affected by the level of the Index on any prior calculation days, the then-current level of the Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the notes. When we refer to the “value” of your note, we mean the value you could receive for your note if you are able to sell it in the open market before the stated maturity date.

•	Index Performance. The value of the notes prior to maturity will depend substantially on the then-current level of the Index and the level of the Index on any prior calculation days. The price at which you may be able to sell the notes before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the Index at such time is, and/or the level of the Index on any prior calculation days was, less than, equal to or not sufficiently above the starting level.
•	Interest Rates. The value of the notes may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Index. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the notes may be affected if the volatility of the Index changes.
•	Time Remaining To Maturity. The value of the notes at any given time prior to maturity will likely be different from that which would be expected based on the then-current level of the Index and the level of the Index on any prior calculation days. This difference will most likely reflect a discount due to expectations and uncertainty concerning the level of the Index during the period of time still remaining to the stated maturity date. In general, as the time remaining to maturity decreases, the value of the notes will approach the amount that would be payable at maturity based on the then-current level of the Index and the level of the Index on any prior calculation days.
•	Dividend Yields On Securities Included In The Index. The value of the notes may be affected by the dividend yields on securities included in the Index.
•	Volatility Of Currency Exchange Rates. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the notes may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.
•	Correlation Between Currency Exchange Rates And The Index. Since the level of the Index is based on the value of its component stocks as expressed in a foreign currency, the value of the notes may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the Index.

In addition to the derivative component factors, the value of the notes will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the notes attributable to another factor, such as a change in the level of the Index. Because numerous factors are expected to affect the value of the notes, changes in the level of the Index may not result in a comparable change in the value of the notes.

The Notes Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Notes To Develop.

The notes will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the notes from holders, they are not obligated to do so and are not required to make a market for the notes. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the notes, the price at which you may be able to sell your notes is likely to depend on the price, if any, at which the agent is willing to buy your notes. If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your notes prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the notes to stated maturity.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Your Return On The Notes Could Be Less Than If You Owned The Securities Included In The Index.

Your return on the notes will not reflect the return you would realize if you actually owned the securities included in the Index and received the dividends and other payments paid on those securities. This is in part because the maturity payment amount will be determined by reference to the average ending level of the Index, which will be calculated by reference to the prices of the securities in the Index without taking into consideration the value of dividends and other payments paid on those securities.

Historical Levels Of The Index Should Not Be Taken As An Indication Of The Future Performance Of The Index During The Term Of The Notes.

The trading prices of the securities included in the Index will determine the maturity payment amount payable to you at maturity. As a result, it is impossible to predict whether the average ending level of the Index will fall or rise compared to its starting level. Trading prices of the securities included in the Index will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Index do not provide an indication of the future performance of the Index.

Changes That Affect The Index May Adversely Affect The Value Of The Notes And The Maturity Payment Amount You Will Receive At Maturity.

The policies of the index sponsor concerning the calculation of the Index and the addition, deletion or substitution of securities comprising the Index and the manner in which the index sponsor takes account of certain changes affecting such securities may affect the level of the Index and, therefore, may affect the value of the notes and the maturity payment amount payable at maturity. The index sponsor may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could adversely affect the value of the notes.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Index.

Actions by any company whose securities are included in the Index may have an adverse effect on the price of its security, the average ending level and the value of the notes. Neither we nor the Guarantor are affiliated with any of the companies included in the Index. These unaffiliated companies will not be involved in the offering of the notes and will have no obligations with respect to the notes, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the notes and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the notes to be issued. These companies will not be involved with the administration, marketing or trading of the notes and will have no obligations with respect to any amounts to be paid to you on the notes.

We And Our Affiliates Have No Affiliation With The Index Sponsor And Have Not Independently Verified Its Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the Index. We have derived the information about the index sponsor and the Index contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the notes, should make your own investigation into the Index and the index sponsor. The index sponsor is not involved in the offering of the notes made hereby in any way and has no obligation to consider your interests as an owner of the notes in taking any actions that might affect the value of the notes.

An Investment In The Notes Is Subject To Risks Associated With Foreign Securities Markets.

The Index includes the securities of foreign companies and you should be aware that investments in notes linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The securities included in the Index may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of the Index which could, in turn, adversely affect the value of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

A calculation day will be postponed if the originally scheduled calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on that calculation day. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the final calculation day as postponed.

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the notes, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the notes. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the notes, and in so doing they will have no obligation to consider your interests as an investor in the notes. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the notes.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the notes. WFS, which is our affiliate, will be the calculation agent for the notes. As calculation agent, WFS will determine the closing level of the Index on each calculation day and may be required to make other determinations that affect the return you receive on the notes at maturity. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred on a scheduled calculation day, which may result in postponement of that calculation day; determining the closing level of the Index if a calculation day is postponed to the last day to which it may be postponed and a market disruption event occurs on that day; if the Index is discontinued, selecting a successor equity index or, if no successor equity index is available, determining the closing level of the Index on the applicable calculation day; and determining whether to adjust the closing level of the Index on a calculation day in the event of certain changes in or modifications to the Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the notes, and WFS’s determinations as calculation agent may adversely affect your return on the notes.
•	The estimated value of the notes was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the notes set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Notes Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the notes set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the notes and may adversely affect the level of the Index. Our affiliates or any participating dealer in the offering of the notes or its affiliates may, at present or in the future, publish research reports on the Index or the companies whose securities are included in the Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. Any research reports on the Index or the companies whose securities are included in the Index could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the notes. You are encouraged to derive information concerning the Index from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Index or the companies whose securities are included in the Index published on or prior to the pricing date could result in an increase in the level of the Index on the pricing date, which would adversely affect investors in the notes by increasing the level at which the Index must close on each calculation day in order for investors in the notes to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in the Index may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in the Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the notes. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in the Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.
•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. We expect to hedge our obligations under the notes through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge
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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

counterparties may acquire securities included in the Index or listed or over-the-counter derivative or synthetic instruments related to the Index or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in the Index, or derivative or synthetic instruments related to the Index or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Index. These hedging activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the notes.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the level of the Index. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in the Index and other instruments relating to the Index or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the level of the Index and, therefore, adversely affect the value of and your return on the notes.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the notes to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the notes to you.
PRS-14

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Hypothetical Returns

The following table illustrates, for a hypothetical participation rate of 110% (the midpoint of the specified range for the participation rate) and a range of hypothetical average ending levels of the Index:

•	the hypothetical percentage change from the hypothetical starting level to the hypothetical average ending level;
•	the hypothetical maturity payment amount payable at stated maturity per note; and
•	the hypothetical pre-tax total rate of return.

Hypothetical average ending level	Hypothetical percentage change from the hypothetical starting level to the hypothetical average ending level	Hypothetical maturity payment amount payable at stated maturity per note	Hypothetical pre-tax total rate of return
175.00	75.00%	$1,825.00	82.50%
150.00	50.00%	$1,550.00	55.00%
140.00	40.00%	$1,440.00	44.00%
130.00	30.00%	$1,330.00	33.00%
120.00	20.00%	$1,220.00	22.00%
110.00	10.00%	$1,110.00	11.00%
105.00	5.00%	$1,055.00	5.50%
100.00(1)	0.00%	$1,000.00	0.00%
95.00	-5.00%	$1,000.00	0.00%
90.00	-10.00%	$1,000.00	0.00%
80.00	-20.00%	$1,000.00	0.00%
75.00	-25.00%	$1,000.00	0.00%
50.00	-50.00%	$1,000.00	0.00%
25.00	-75.00%	$1,000.00	0.00%

(1)	The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. The actual amount you receive at stated maturity and the resulting pre-tax rate of return will depend on the actual starting level, average ending level and participation rate.

PRS-15

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Hypothetical Payments at Stated Maturity

Set forth below are four examples of payment at stated maturity calculations, reflecting a hypothetical participation rate of 110% (the midpoint of the specified range for the participation rate) and assuming hypothetical starting levels and average ending levels as indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting level. The hypothetical starting level of 100.00 has been chosen for illustrative purposes only and does not represent the actual starting level. The actual starting level will be determined on the pricing date and will be set forth under “Terms of the Notes” above. For historical data regarding the actual closing levels of the Index, see the historical information set forth herein. In order to more clearly present the hypothetical movements of the Index, the graphs accompanying the hypothetical calculations use different scales for the closing level on the vertical axis. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The Index generally appreciates earlier in the term of the notes and depreciates later in the term of the notes, and the maturity payment amount is greater than the original offering price:

Hypothetical starting level: 100.00

Hypothetical average ending level: 128.81

Because the hypothetical average ending level is greater than the hypothetical starting level, the maturity payment amount per note would be equal to the original offering price of $1,000 plus a positive return equal to:

$1,000	×	128.81 – 100.00	× 110%	= $316.91
100.00

On the stated maturity date you would receive $1,316.91 per note.

This example illustrates a scenario in which the averaging feature results in a greater return at maturity than a return based solely on the closing level of the Index on a date near maturity. In this scenario, the closing level of the Index increases early in the term of the notes, remains consistently above the starting level for a significant period of time and then decreases to a level below the average ending level near maturity of the notes. Note that, as Examples 2 and 3 illustrate, there are other scenarios in which the averaging approach would result in a lower return at maturity.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Example 2. The Index generally depreciates earlier in the term of the notes and appreciates later in the term of the notes, and the maturity payment amount is equal to the original offering price:

Hypothetical starting level: 100.00

Hypothetical average ending level: 83.93

Because the hypothetical average ending level is less than the hypothetical starting level, the maturity payment amount per note would be equal to the original offering price. On the stated maturity date you would receive $1,000.00 per note.

This example illustrates a scenario in which the averaging feature results in no positive return at maturity even though the closing level of the Index on a date near maturity is greater than the starting level. In this scenario, the closing level of the Index decreases early in the term of the notes, remains consistently below the starting level for a significant period of time and then increases later in the term of the notes.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Example 3. The Index generally appreciates over the term of the notes, and the maturity payment amount is greater than the original offering price:

Hypothetical starting level: 100.00

Hypothetical average ending level: 144.79

Because the hypothetical average ending level is greater than the hypothetical starting level, the maturity payment amount per note would be equal to the original offering price of $1,000 plus a positive return equal to:

$1,000	×	144.79 – 100.00	× 110%	= $492.69
100.00

On the stated maturity date you would receive $1,492.69 per note.

This example illustrates a scenario in which the averaging feature results in a lower return at maturity than a return based solely on the closing level of the Index on a date near maturity. In this scenario, the closing level of the Index steadily increases over the term of the notes, resulting in a closing level near maturity that is greater than the average ending level.

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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Example 4. The Index generally depreciates over the term of the notes, and the maturity payment amount is equal to the original offering price:

Hypothetical starting level: 100.00

Hypothetical average ending level: 82.29

Because the hypothetical average ending level is less than the hypothetical starting level, the maturity payment amount per note would equal the original offering price. On the stated maturity date you would receive $1,000.00 per note.

This example illustrates that the notes provide for the repayment of the original offering price at maturity even in scenarios in which the average ending level of the Index is less than the starting level (subject to issuer credit risk).

To the extent that the starting level, average ending level and participation rate differ from the values assumed above, the results indicated above would be different.

PRS-19

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Additional Terms of the Notes

Wells Fargo Finance LLC will issue the notes as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” means a day, as determined by the calculation agent, on which (i) the index sponsor is scheduled to publish the level of the Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying the Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for the Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to the Index.

Calculation Agent

Wells Fargo Securities, LLC, one of our affiliates and a wholly owned subsidiary of Wells Fargo & Company, will act as calculation agent for the notes and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine the maturity payment amount you receive at stated maturity. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the closing level of the Index under certain circumstances;
•	determine if adjustments are required to the closing level of the Index under various circumstances; and
•	if publication of the Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of the Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” means any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in the Index or any successor equity index, and the aggregate of all securities included in the Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of the Index or successor equity index:
•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or
•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to the Index or any successor equity index:
•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
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Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to the Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day; or
•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)	The index sponsor fails to publish the level of the Index or any successor equity index (other than as a result of the index sponsor having discontinued publication of the Index or successor equity index and no successor equity index being available).
(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred:

(1)	the relevant percentage contribution of a security included in the Index or any successor equity index to the level of such index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the index sponsor as part of the market opening data;
(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “exchange business day” means any trading day on which (i) the index sponsor publishes the level of the Index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing on any calculation day, then such calculation day will be postponed to the first succeeding trading day on which a market disruption event has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day. If a calculation day has been postponed eight trading days after the originally scheduled calculation day and a market disruption event occurs or is continuing on such eighth trading day, the calculation agent will determine the closing level of the Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of the Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at the time at which the official closing level of the Index is calculated and published by the relevant index sponsor) on such date of each security included in the Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of the time at which the official closing level of the Index is calculated and published by the index sponsor.

Adjustments to the Index

If at any time the method of calculating the Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if the Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to the Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of the Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating the Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust the Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of the Index

If the sponsor or publisher of the Index (the “index sponsor”) discontinues publication of the Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to the Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo Finance LLC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any other entity and calculate the average ending level as described above. Upon any selection by the calculation agent of a successor equity index, Wells Fargo Finance LLC will cause notice to be given to holders of the notes.

PRS-21

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

In the event that the index sponsor discontinues publication of the Index prior to, and the discontinuance is continuing on, any calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for the Index in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuance, but using only those securities that comprised the Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for the Index, the successor equity index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day the index sponsor fails to calculate and announce the level of the Index, the calculation agent will calculate a substitute closing level of the Index in accordance with the formula for and method of calculating the Index last in effect prior to the failure, but using only those securities that comprised the Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the index sponsor to calculate and announce the level of, the Index may adversely affect the value of the notes.

Events of Default and Acceleration

If an event of default with respect to the notes has occurred and is continuing, the amount payable to a holder of a note upon any acceleration permitted by the notes, with respect to each note, will be equal to the maturity payment amount, calculated as provided herein. The maturity payment amount will be calculated using (i) the closing level for the Index ascertained on the calculation day(s) that occurred before the date of acceleration and (ii) the closing level for the Index ascertained on each of the trading days for the Index leading up to and including the date of acceleration in such number equal to the number of calculation days scheduled to occur on or after the date of acceleration.

PRS-22

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Index for the period from January 1, 2014 to July 2, 2019. The closing level on July 2, 2019 was 3507.98. The historical performance of the Index should not be taken as an indication of the future performance of the Index during the term of the notes.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

PRS-23

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the notes and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the notes might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the notes are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the notes or any interest in the notes will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the notes constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the notes by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the notes and the availability of exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

PRS-24

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Purchasers of the notes have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the notes does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the notes would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-25

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the notes. It applies to you only if you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the notes is sold to the public, and hold the note as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). It does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are an investor subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a “real estate investment trust”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;
•	a person holding a note as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a note;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the notes to you.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, the potential application of the alternative minimum tax or the Medicare tax on net investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Notes

In the opinion of our counsel, Davis Polk & Wardwell LLP, the notes will be treated as “contingent payment debt instruments” for U.S. federal income tax purposes and as “debt obligations” for U.S. federal estate tax purposes, and the discussion herein is based on this treatment.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state therein or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Interest Accruals on the Notes. Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), you will be required to accrue interest income on the notes on a constant yield basis based on a comparable yield, as described below, regardless of whether you use the cash or accrual method of accounting for U.S. federal income tax purposes. Accordingly, you generally will be required to include interest in your taxable income in each year that you hold the notes even though the notes do not provide for a payment until maturity (or earlier sale, exchange or retirement).

PRS-26

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

Under the contingent debt regulations, you must accrue an amount of ordinary interest income, as original issue discount (“OID”) for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of:

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period,
•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period, and
•	a fraction, the numerator of which is the number of days during the accrual period that you held the notes and the denominator of which is the number of days in the accrual period.

The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, and (ii) the applicable federal rate.

We have determined that the comparable yield for the notes is a rate of % per annum, compounded semi-annually. Based on the comparable yield set forth above, the projected payment schedule for a note (assuming an issue price of $1,000) consists of a single projected amount equal to $ due at maturity.

The following table states the amount of OID (without taking into account any income or loss recognized in connection with the sale, exchange or retirement of the note) that will be deemed to have accrued with respect to a note for each accrual period (assuming a day count convention of 30 days per month and 360 days per year), based upon the comparable yield set forth above.

ACCRUAL PERIOD	OID DEEMED TO ACCRUE DURING ACCRUAL PERIOD (PER NOTE)	TOTAL OID DEEMED TO HAVE ACCRUED FROM ORIGINAL ISSUE DATE (PER NOTE) AS OF END OF ACCRUAL PERIOD
Original Issue Date through December 31, 2019
January 1, 2020 through June 30, 2020
July 1, 2020 through December 31, 2020
January 1, 2021 through June 30, 2021
July 1, 2021 through December 31, 2021
January 1, 2022 through June 30, 2022
July 1, 2022 through December 31, 2022
January 1, 2023 through Maturity Date

For U.S. federal income tax purposes, you are required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments in respect of a note, unless you timely disclose and justify the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amount that we will pay on the notes.

Sale, Exchange or Retirement of Notes. You will recognize taxable gain or loss on the sale, exchange or retirement of a note equal to the difference between the amount received and your adjusted tax basis in the note. Any gain recognized will be treated as ordinary interest income and loss will be ordinary loss to the extent of previous interest inclusions and capital loss thereafter. The amount of gain or loss on a sale, exchange or retirement of a note will be equal to the difference between (a) the amount received by you and (b) your adjusted tax basis in the note.

Your adjusted tax basis in a note generally will be equal to your original purchase price for the note, increased by any interest income you previously accrued.

Special rules may apply if the payment at maturity on the notes is treated as becoming fixed prior to maturity. For this purpose, the payment at maturity will be treated as fixed if the contingencies with respect to the payment are remote or incidental. Under these rules, a U.S. holder would be required to account for the difference between the originally projected payment and the fixed payment in a reasonable manner. In addition, a U.S. holder would be required to make adjustments to, among other things, the U.S. holder’s accrual

PRS-27

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

periods and tax basis in the notes. The character of any gain or loss on a sale or exchange of a note also might be affected. U.S. holders should consult their tax advisers regarding the application of these rules.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a note that is, for U.S. federal income tax purposes:

•         an individual who is classified as a nonresident alien;

•         a foreign corporation; or

•         a foreign estate or trust.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the notes.

Treatment of Income and Gain on the Notes. You should not be subject to U.S. federal income or withholding tax in respect of the notes, provided that interest (including amounts treated as OID) on the notes qualifies as “portfolio interest” and is not subject to withholding under the “FATCA” regime described below. Subject to the discussion below concerning Section 871(m), interest (including amounts treated as OID) on the notes should generally qualify as portfolio interest, exempt from withholding (which for an individual non-U.S. holder is pursuant to Section 871(h) of the Code), provided that:

•	you do not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of stock of Wells Fargo & Company entitled to vote;
•	you are not a controlled foreign corporation related, directly or indirectly, to Wells Fargo & Company through stock ownership;
•	you are not a bank receiving interest under Section 881(c)(3)(A) of the Code; and
•	you provide to the applicable withholding agent an appropriate IRS Form W-8 on which you certify under penalties of perjury that you are not a U.S. person.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on the terms of the notes and representations provided by us as of the date of this pricing supplement, our counsel is of the opinion that the notes should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m). The final determination regarding the treatment of the notes under Section 871(m) will be made as of the pricing date for the notes; however, we do not expect the notes to have a delta of one. Unless otherwise indicated, the discussion in this pricing supplement assumes that the notes are not specified securities subject to withholding tax under Section 871(m).

A determination that the notes are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the notes are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the notes.

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

PRS-28

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023

U.S. Federal Estate Tax

A note held by an individual non-U.S. holder who at death is not a citizen or a resident of the United States for U.S. federal estate tax purposes generally will not be includible in the individual’s gross estate, and will be deemed “property without the United States” under Section 2105 of the Code, for U.S. federal estate tax purposes if, at the time of death, interest on the note would qualify as portfolio interest exempt from withholding under Section 871(h), as described above, without regard to the certification requirement described in the fourth bullet above under “—Treatment of Income and Gain on the Notes.”

You should consult your tax adviser regarding the U.S. federal estate tax consequences of an investment in the notes in your particular situation.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to amounts treated as interest on the notes and may be filed with the IRS in connection with the payment of proceeds from a sale, exchange or other disposition of the notes. If you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, you may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. Withholding under these rules (if applicable) applies to any payment on the notes of amounts treated as interest or as “dividend equivalents.” While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments such as the notes, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. The U.S. Treasury Department has indicated that taxpayers may rely on these proposed regulations pending their finalization. If withholding applies to the notes, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and non-U.S. holders should consult their tax advisers regarding the potential application of FATCA to the notes.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the notes.

PRS-29

Market Linked Notes—Upside Participation with Averaging and Principal Return at Maturity Notes Linked to the EURO STOXX 50® Index due February 6, 2023
Annex

The material included in this Annex does not constitute terms of the notes. Instead, the notes will have the terms specified in the preceding preliminary pricing supplement and the accompanying supplements. For purposes of these securities, references in this Annex to (i) the “applicable preliminary pricing supplement,” the “applicable pricing supplement” and the “relevant offering materials” mean the preceding preliminary pricing supplement and the accompanying supplements, (ii) the “applicable issuer” means Wells Fargo Finance LLC, (iii) the credit risk and creditworthiness of the applicable issuer mean the credit risk and creditworthiness of Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, and (iv) the ability of the applicable issuer to make payments on the Market Linked Notes when due, and the consequences of a default by applicable issuer on its payment obligations, mean the ability of Wells Fargo Finance LLC to make payments on the notes and of Wells Fargo & Company to pay its obligations under the guarantee, and the consequences of a default on the obligations under the notes and the guarantee.

PRS-30

Market Linked Notes

Upside Participation with Averaging
and Principal Return at Maturity

This material was prepared by Wells Fargo Securities, LLC, a registered broker-
dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED NOTES WITH UPSIDE PARTICIPATION WITH AVERAGING AND PRINCIPAL RETURN AT MATURITY ARE NOT DEPOSITS OR OTHER
OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT
INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity (“these Market Linked Notes”) offer the potential for a positive return at maturity based on the average performance of an underlying market measure or reference asset (the “underlying”), while providing for the repayment of principal at maturity even if the underlying declines. The potential for a positive return at maturity is based on the average of the levels of the underlying on calculation days occurring at specified intervals over the term of these Market Linked Notes, and it is therefore different than the return that might be realized on a direct investment in the underlying held for the term of these Market Linked Notes. The underlying may include an equity, bond or commodity index or exchange-traded fund, individual commodities or foreign currencies, or a basket of these underlyings.

These Market Linked Notes are designed for investors who seek exposure to the performance of an underlying, but without the downside market risk of a direct investment in the underlying. In exchange for this protection against downside market risk, investors in these Market Linked Notes must be willing to forgo interest payments, dividends (in the case of equity underlyings), and the potentially greater return that might be realized on a direct investment in the underlying. The potential for a positive return and the repayment of principal apply at maturity only and, if the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Notes are unsecured debt of the issuer. You will have no ability to pursue the underlying or any assets included in the underlying for payment.

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity | A-2

The charts in this section do not reflect forgone dividend payments.

Direct investment payoff

For traditional assets, such as stocks, there is a direct relationship between the change in the level of the asset and the return on the investment. For example, suppose you bought shares of a common stock at $100 per share. If you sold the shares at $120 each, the return on the investment (excluding any dividend payments)
would be $20 per share, or 20%. Similarly, if you sold the shares after the price decreased to $80 (i.e., a decline of 20%), this would result in a 20% investment loss (excluding dividends).

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity payoff

These Market Linked Notes, if held until maturity, offer a return of principal and the potential to achieve a return, subject to the averaging calculation, linked to the underlying’s performance. While these Market Linked Notes limit against losses, they may also limit upside return potential due to the averaging calculation and may not reflect any positive return at maturity even if the level of the underlying at or near maturity is significantly greater than its starting level.

To understand how these Market Linked Notes would perform under varying market conditions, consider a hypothetical Market Linked Note with the following terms:

●	Principal return: 100%. These Market Linked Notes, if held until maturity, provide for the repayment of principal regardless of the performance of the underlying, subject to the ability of the issuer to make payments when due. If the issuer defaults on its payment obligations, you could lose your entire investment.
●	Averaging calculation: Annual. The averaging return calculation is based on the average of the levels of the underlying observed on a specified number of calculation days throughout the term of these Market Linked Notes. On predetermined dates (e.g., annually, quarterly, monthly, etc.), the level of the underlying is recorded and those observations are used to calculate an average ending level. That calculated average ending level is compared to the starting level of the underlying to determine the percentage change. The averaging return calculation may result in a return that is less than might have been realized on a direct investment in the underlying held for the term of these Market Linked Notes.
●	Participation rate: 105%. A participation rate determines how much of the average appreciation of the underlying (if any) will be reflected in the payment at maturity on these Market Linked Notes. A participation rate of 105% means that if the underlying appreciates from its starting level to its average ending level, the investor will receive a total return at maturity equal to 105% of that appreciation. For example, if the underlying appreciates by 10% based on the averaging calculation, the investor will receive a total return at maturity of 10.5% (which is 105% of 10%).

A-3 | Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

Determining payment at maturity

The diagram below illustrates how the cash payment on the stated maturity date for this hypothetical Market Linked Note would be calculated.

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity | A-4

Averaging calculation methodology

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment, nor are they indicative of future results. The examples illustrate the averaging calculation methodology and payoff at maturity of the Market Linked Notes described above.

Example 1:

Term:	5 years
Calculation Days:	Annual
Principal Amount:	$1,000
Participation Rate:	105%
Starting Level:	1,000
Average Ending Level:	1,310 (refer to chart)

Averaging Percentage Return Calculation

(Average Ending Level – Starting Level) / Starting Level
(1,310 – 1,000) / 1,000 = 31%

Market Linked Note Return Calculation

Averaging Percentage Return × Participation Rate

31% × 105% = 32.55%

Averaging Percentage Return Calculation
Annual Calculation Day 1	1,114
Annual Calculation Day 2	1,229
Annual Calculation Day 3	1,330
Annual Calculation Day 4	1,527
Annual Calculation Day 5	1,350
(1,114 + 1,229 + 1,330 + 1,527 + 1,350) 5 = 1,310

Payment to Investor

Principal Amount + (Principal Amount × Averaging Percentage Return × Participation Rate)

$1,000 + ($1,000 × 31% × 105%) = $1,325.50 per Market Linked Note

Comparison with Direct Investment Return

In example 1, if you had purchased the underlying at its Starting Level, held it for the term of these Market Linked Notes, and then sold it at its level on the final Calculation Day, you would have realized a 35% return on your investment (leaving aside any dividends), since the level of the underlying on the final Calculation Day is 35% greater than the Starting Level. By contrast, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is only 31%. Because the level of the underlying on the final Calculation Day is greater than its Average Ending Level over all of the Calculation Days, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is less than the return that could have been achieved on a direct investment in the underlying held for the term of these Market Linked Notes. In addition, if any dividends were paid on the underlying over the term of these Market Linked Notes, the return on these Market Linked Notes would have underperformed a direct investment to an even greater extent, because the return on these Market Linked Notes will not compensate you for any dividends paid on the underlying.

A-5 | Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

Example 2:

Term:	5 years
Calculation Days:	Annual
Principal Amount:	$1,000
Participation Rate:	105%
Starting Level:	1,000
Average Ending Level:	987 (refer to chart)

Averaging Percentage Return Calculation

(Average Ending Level – Starting Level) / Starting Level
(987 – 1,000) / 1,000 = –1.3%

Averaging Percentage Return Calculation
Annual Calculation Day 1	900
Annual Calculation Day 2	935
Annual Calculation Day 3	950
Annual Calculation Day 4	1,050
Annual Calculation Day 5	1,100
(900 + 935 + 950 + 1,050 + 1,100) 5 = 987

Market Linked Note Return Calculation

Because the Average Ending Level is less than the Starting Level, there is no positive return at maturity on these Market Linked Notes.

Payment to Investor

Since the Average Ending Level is less than the Starting Level, you will receive the Principal Amount of $1,000 per Market Linked Note.

Comparison with Direct Investment Return

In example 2, if you had purchased the underlying at its Starting Level, held it for the term of these Market Linked Notes, and then sold it at its level on the final Calculation Day, you would have realized a 10% return on your investment (leaving aside any dividends), since the level of the underlying on the final Calculation Day is 10% greater than the Starting Level. By contrast, because the Average Ending Level of the underlying over all of the Calculation Days is less than the Starting Level, the Averaging Percentage Return calculated for purposes of these Market Linked Notes is negative. In this example, the Averaging Percentage Return is negative, and you will receive no return on your investment at maturity, even though a direct investment would have resulted in a positive return. If any dividends were paid on the underlying over the term of these Market Linked Notes, these Market Linked Notes would have underperformed a direct investment to an even greater extent, because the return on these Market Linked Notes will not compensate you for any dividends paid on the underlying.

All payments on these Market Linked Notes are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue the underlying or any asset included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

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Estimated value of Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

The original offering price of these Market Linked Notes will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Notes on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Notes in the applicable pricing supplement. The estimated value of these Market Linked Notes will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Notes, which combination consists of a non-interest bearing, fixed-income bond, and one or more derivative instruments underlying the economic terms of these Market Linked Notes. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Notes and how it is determined.

A-7 | Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents and consider several factors before making an investment decision.

An investment in these Market Linked Notes may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, because of the averaging calculation, you may sacrifice some return opportunities and will forgo interest payments and dividend payments (in the case of equity underlyings).

These Market Linked Notes are not suitable for all investors, but may be suitable for investors aiming to:

●	Fully protect against market losses at maturity
●	Gain or increase exposure to different asset classes
●	Participate in a portion of any appreciation of the underlying from its starting level to its average ending level

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Notes. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Notes are right for you.

●	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity?
●	Does full protection against market declines take precedence for you over full participation in potential appreciation of the underlying, dividend payments, or fixed returns?
●	What is your outlook on the market? How confident are you in your portfolio’s ability to weather a market decline?
●	What is your sensitivity to the tax treatment for your investments?
●	Are you dependent on your investments for current income?
●	Are you willing to accept the credit risk of the applicable issuer in order to obtain the exposure to the underlying that these Market Linked Notes provide?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity | A-8

General risks and investment considerations

These Market Linked Notes have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Notes and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Notes, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Notes:

●	Performance risk and opportunity costs. Because these Market Linked Notes do not offer a minimum return, the yield that you will receive on these Market Linked Notes may be less than the return you could earn on other investments, including a traditional interest-bearing debt security with the same maturity date of the applicable issuer or another issuer with a similar credit rating, and could be zero.
●	Underperformance risk. The return you receive at maturity of these Market Linked Notes may be less than the return you might have realized on a direct investment in the underlying held for the term of these Market Linked Notes. This will be the case if the underlying appreciates and its level at or near maturity is greater than it was, on average, on the specified calculation days during the term of these Market Linked Notes. For example, if the underlying generally appreciates over the term of these Market Linked Notes, the level of the underlying at or near maturity will be greater than it was, on average, on the calculation days, and your return on these Market Linked Notes will be less than the return you might have realized on a direct investment in the underlying held for the term of these Market Linked Notes. Furthermore, because of the averaging calculation, it is possible that these Market Linked Notes will not reflect any positive return at maturity even if the level of the underlying at or near maturity is significantly greater than its starting level.
●	Liquidity risk. These Market Linked Notes are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Notes are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Notes. Accordingly, you may be unable to sell your Market Linked Notes prior to their maturity date. If you choose to sell these Market Linked Notes prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
●	Market value uncertain. These Market Linked Notes are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Notes prior to maturity will be affected by numerous factors, such as performance, volatility and dividend rate, if applicable, of the underlying; interest rates; the time remaining to maturity; the correlation among basket components, if applicable; and the applicable issuer’s creditworthiness.
●	Costs to investors. The original offering price of these Market Linked Notes will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Notes and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market price for these Market Linked Notes, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Notes is likely to be less than the original offering price.
●	Credit risk. Any investment in these Market Linked Notes is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue the underlying or any assets included in the underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Notes prior to maturity.
●	No periodic interest or dividend payments. These Market Linked Notes do not typically provide periodic interest. These Market Linked Notes linked to equities do not provide for a pass through of any dividend paid on the underlying equities.
●	Estimated value considerations. The estimated value of these Market Linked Notes that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that will be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Notes from you at any time after issuance.

A-9 | Market Linked Notes with Upside Participation with Averaging and Principal Return at Maturity

●	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in the underlying, or may publish research on such companies or the underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Notes. Finally, the estimated value of these Market Linked Notes may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
●	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities, or one of their respective affiliates could affect the underlying or the value of these Market Linked Notes.
●	Basket risk. If the underlying is a basket, the basket components may offset each other. Any appreciation of one or more basket components may be moderated, wholly offset, or more than offset, by depreciation of one or more other basket components.
●	ETF risk. If the underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Notes linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.
●	Index risk. If the underlying is an index, or an ETF that tracks an index, your return on these Market Linked Notes may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Notes will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Notes will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
●	Commodity risk. These Market Linked Notes linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
●	Currency risk. These Market Linked Notes linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
●	Bond risk. These Market Linked Notes linked to bond indices or exchange-traded funds will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.
●	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. Federal income tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

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Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Notes are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Notes and the structures currently available for investment, contact your financial advisor, who can advise you of whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered brokerdealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities, LLC. All rights reserved. WCS-2414383 (11/16)